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                                                                      EXHIBIT 16


February 11, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Commission File No:  0-10581

Gentlemen:

We have read Item 4 of Form 8-K dated January 28, 2004 of Trimedyne, Inc. and are in agreement with the statements contained in the first three paragraphs of section a. therein. We have no basis to agree or disagree with other statements of the registrant contained in section b. therein.


Very Truly Yours,


/s/ McKennon Wilson & Morgan LLP
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